UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2012

Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Peachtree Street, N.E., Suite 688, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 659-2424

222 Piedmont Avenue, N.E., Atlanta, GA 30308

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of Chief Executive Officer

On October 8, 2012, Oxford Industries, Inc. announced that Mr. J. Hicks Lanier, the company’s chairman and chief executive officer, has announced plans to retire from his position as the company’s chief executive officer effective December 31, 2012.  Mr. Lanier will continue to serve on the company’s board of directors as its chairman following his retirement.  Mr. Lanier has served as the company’s chief executive since 1977.

(c) Election of Successor Chief Executive Officer

In addition, the company announced that its board of directors has elected Mr. Thomas C. Chubb III, the company’s president and a current member of its board of directors, to succeed Mr. Lanier as the company’s chief executive officer effective January 1, 2013.

Mr. Chubb, 48, is the company’s president and has held that position since 2009.  Mr. Chubb was elected to the company’s board of directors at the company’s annual meeting of shareholders in June 2012.  Prior to Mr. Chubb’s election as the company’s president, Mr. Chubb served as the company’s vice president, general counsel and secretary from 1999 to 2004 and as the company’s executive vice president from 2004 to 2009.  Mr. Chubb initially started with the company in 1988 as a summer intern and joined the company full time in 1989.  Mr. Chubb received a Bachelor of Arts degree in Economics from The University of North Carolina at Chapel Hill and a Doctor of Jurisprudence degree from The University of Georgia.

A copy of the press release issued by the company announcing Mr. Lanier’s retirement as the company’s chief executive officer and the election of Mr. Chubb as his successor is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number
99.1	Press Release of Oxford Industries, Inc., dated October 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.

October 9, 2012	/s/ Thomas E. Campbell
	Name:	Thomas E. Campbell
	Title:	Senior Vice President-Law and Administration, General Counsel and Secretary